As filed with the Securities and Exchange Commission on June 16, 2011

Registration No. 333-18435

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSOLIDATED GRAPHICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	76-0190827
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5858 Westheimer, Suite 200

Houston, TX 77057

(713) 787-0977

(Address and Telephone Number, including Area Code, of Principal Executive Offices)

Consolidated Graphics, Inc. Employee 401(k) Savings Plan

(Full Title of the Plan)

Joe R. Davis

Chief Executive Officer

5858 Westheimer, Suite 200

Houston, TX 77057

(713) 787-0977

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Ricardo Garcia-Moreno

Haynes and Boone, LLP

1221 McKinney, Suite 2100

Houston, TX 77010

Fax: (713) 236-5432

DEREGISTRATION OF SECURITIES

Consolidated Graphics, Inc. (the “Company”) filed a Registration Statement on Form S-8 (File No. 333-18435) with the Securities and Exchange Commission on December 20, 1996. The Registration Statement covered an aggregate of 75,000 (as a result of a 2-1 stock split) shares of Common Stock, par value $0.01 per share (“Common Stock”), of the Company to be issued under the Consolidated Graphics, Inc. Employee 401(k) Savings Plan (the “Plan”), and an indeterminate amount of plan interests.

The Plan has terminated the option to invest in shares of Common Stock under the Plan. In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, this Post-Effective Amendment is being filed to remove from registration the Common Stock and plan interests not heretofore sold pursuant to the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Stock and plan interests.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on the 16th day of June, 2011.

Consolidated Graphics, Inc.

By:	/s/ Joe R. Davis
Joe R. Davis
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joe R. Davis and Jon C. Biro, each with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, including, without limitation, additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title with Consolidated Graphics, Inc.	Date

/s/ Joe R. Davis	Chief Executive Officer and Director	June 16, 2011
Joe R. Davis	(Principal Executive Officer)

/s/ Jon C. Biro	Executive Vice President, Chief Financial and Accounting Officer and Secretary	June 16, 2011
Jon C. Biro	(Principal Financial and Accounting Officer)

/s/ Larry J. Alexander	Director	June 16, 2011
Larry J. Alexander

/s/ Brady F. Carruth	Director	June 16, 2011
Brady F. Carruth

/s/ Gary L. Forbes	Director	June 16, 2011
Gary L. Forbes

/s/ James H. Limmer	Director	June 16, 2011
James H. Limmer

/s/ Hugh N. West	Director	June 16, 2011
Hugh N. West

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on the 16th day of June, 2011.

Consolidated Graphics, Inc. Employee 401(k) Savings Plan

By:	/s/ Jon C. Biro
Member of the Consolidated Graphics, Inc. Employee 401(k) Savings Plan
Retirement Committee